(K)(10(a)

AMENDED SCHEDULE

with respect to the

AMENDED AND RESTATED

GLOBAL INDUSTRY CLASSIFICATION STANDARDS SERVICES

FEE ALLOCATION AGREEMENT

VOYA ASIA PACIFIC HIGH DIVIDEND EQUITY INCOME FUND

VOYA BALANCED PORTFOLIO, INC.

Voya Balanced Portfolio

VOYA CREDIT INCOME FUND

VOYA EMERGING MARKETS HIGH DIVIDEND EQUITY FUND

VOYA ENHANCED SECURITIZED INCOME FUND

VOYA EQUITY TRUST

Voya Corporate Leaders® 100 Fund Voya Large-Cap Growth Fund Voya Large Cap Value Fund

Voya Mid Cap Research Enhanced Index Fund Voya MidCap Opportunities Fund

Voya Multi-Manager Mid Cap Value Fund Voya Small Cap Growth Fund

Voya Small Company Fund

Voya U.S. High Dividend Low Volatility Fund Voya VACS Series MCV Fund

VOYA FUNDS TRUST

Voya Floating Rate Fund

Voya GNMA Income Fund

Voya Government Money Market Fund

Voya High Yield Bond Fund

Voya Intermediate Bond Fund

Voya Short Duration High Income Fund

Voya Short Term Bond Fund

Voya Strategic Income Opportunities Fund

Voya VACS Series HYB Fund

VOYA GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

VOYA GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND

VOYA GOVERNMENT MONEY MARKET PORTFOLIO

VOYA INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

VOYA INTERMEDIATE BOND PORTFOLIO

VOYA INVESTORS TRUST

Voya Balanced Income Portfolio

Voya Government Liquid Assets Portfolio1

Voya High Yield Portfolio1

Voya Large Cap Growth Portfolio

Voya Large Cap Value Portfolio

Voya Limited Maturity Bond Portfolio1

Voya U.S. Stock Index Portfolio1

Voya VACS Index Series S Portfolio

VY® BlackRock Inflation Protected Bond

Portfolio

VY® CBRE Global Real Estate Portfolio

VY® CBRE Real Estate Portfolio

VY® Invesco Growth and Income Portfolio1

VY® JPMorgan Emerging Markets Equity

Portfolio1

VY® JPMorgan Small Cap Core Equity

Portfolio1

VY® Morgan Stanley Global Franchise

Portfolio1

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

(K)(10(a)
VY® T. Rowe Price Capital Appreciation	VOYA VARIABLE FUNDS
Portfolio1	Voya Growth and Income Portfolio
VY® T. Rowe Price Equity Income Portfolio1
VOYA VARIABLE INSURANCE TRUST
VOYA MUTUAL FUNDS	VY® BrandywineGLOBAL – Bond Portfolio
Voya Global Bond Fund
Voya Global High Dividend Low Volatility	VOYA VARIABLE PORTFOLIOS, INC.
Fund	Voya Emerging Markets Index Portfolio
Voya International High Dividend Low	Voya Global High Dividend Low Volatility
Volatility Fund	Portfolio
Voya Multi-Manager Emerging Markets Equity	Voya Index Plus LargeCap Portfolio
Fund	Voya Index Plus MidCap Portfolio
Voya Multi-Manager International Equity Fund	Voya Index Plus SmallCap Portfolio
Voya Multi-Manager International Factors	Voya International Index Portfolio
Fund	Voya Russell™ Large Cap Growth Index
Voya Multi-Manager International Small Cap	Portfolio
Fund	Voya RussellTM Large Cap Index Portfolio
Voya VACS Series EME Fund	Voya Russell™ Large Cap Value Index
Portfolio
VOYA PARTNERS, INC.	Voya Russell™ Mid Cap Growth Index
Voya Global Bond Portfolio	Portfolio
Voya Global Insights Portfolio	Voya RussellTM Mid Cap Index Portfolio
Voya International High Dividend Low	Voya RussellTM Small Cap Index Portfolio
Volatility Portfolio	Voya Small Company Portfolio
VY® American Century Small-Mid Cap Value	Voya U.S. Bond Index Portfolio
Portfolio	Voya VACS Index Series EM Portfolio
VY® Baron Growth Portfolio	Voya VACS Index Series I Portfolio
VY® Columbia Contrarian Core Portfolio	Voya VACS Index Series MC Portfolio
VY® Columbia Small Cap Value II Portfolio	Voya VACS Index Series SC Portfolio
VY® Invesco Comstock Portfolio
VY® Invesco Equity and Income Portfolio	VOYA VARIABLE PRODUCTS TRUST
VY® JPMorgan Mid Cap Value Portfolio	Voya MidCap Opportunities Portfolio
VY® T. Rowe Price Diversified Mid Cap	Voya SmallCap Opportunities Portfolio
Growth Portfolio
VY® T. Rowe Price Growth Equity Portfolio
VOYA SEPARATE PORTFOLIOS TRUST
Voya Investment Grade Credit Fund
Voya Securitized Credit Fund
Voya VACS Series EMCD Fund
Voya VACS Series EMHCD Fund
Voya VACS Series SC Fund

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under the Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

2